Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voya Series Fund, Inc.

We consent to the use of our report dated July 25, 2019, with respect to the financial statements of Voya Global Multi-Asset Fund, a series of Voya Series Fund, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 26, 2019

Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voya Series Fund, Inc.

We consent to the use of our report dated July 25, 2019, with respect to the financial statements of Voya Corporate Leaders® 100 Fund, Voya Small Company Fund, and Voya Mid Cap Research Enhanced Index Fund, each a series of Voya Series Fund, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 26, 2019